                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated February 26, 1999, except for Note 11, as to which the date is March 10, 1999, with respect to the financial statements of Interliant, Inc., included in the Registration Statement on Form S-1 and related Prospectus of Interliant, Inc. (formerly known as Sage Networks, Inc.) for the registration of shares of its common stock.


                                          ERNEST & YOUNG LLP

Houston, Texas

May 12, 1999